UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): JULY 14, 2005



                                   EMTEC, INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                      0-32789                    87-0273300
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                          572 WHITEHEAD ROAD, BLDG. # 1
                            TRENTON, NEW JERSEY 08619
                    (Address of principal executive offices)


                  Registrant's telephone number: (609) 528-8500


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |X| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MERGER AGREEMENT

     Pursuant to an Agreement and Plan of Merger dated as of July 14, 2005 (the "Merger Agreement"), by and among Emtec, Inc. (the "Registrant"), Emtec Viasub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Registrant ("MergerCo"), and Darr Westwood Technology Corporation, a Delaware corporation ("Darr"), Darr will merge with and into MergerCo, with MergerCo remaining as the surviving company (the "Surviving Company") and a wholly-owned subsidiary of the Registrant (the "Merger").

     In connection with the Merger, and as provided in the Merger Agreement, each of the 500 shares of Darr common stock issued and outstanding immediately prior to the Merger shall be canceled and extinguished and automatically converted into (i) 19,056.22 shares of the Registrant's common stock and (ii) a 5-year warrant to purchase shares of Registrant's common stock which shall be subject to adjustment. The warrant shall evidence the obligation of the Registrant to issue shares of its capital stock in the aggregate equal to ten percent (10%) of such stock calculated on a fully diluted basis at the time of and after giving effect to the exercise of the warrant. The aggregate exercise price of the warrant is $3,645,752. The per share exercise price shall be equal to such former Darr stockholders aggregate exercise price divided by the number of warrant shares received by the Darr stockholder. Additionally, by virtue of the Merger and without any action on the part of the holders of the equity interests in MergerCo, each issued and outstanding equity interest of MergerCo shall be converted into one equity interest of the Surviving Company.

     Completion of the Merger is subject, among other matters, to regulatory filings and the expiration of a 10 day waiting period subsequent to July 14, 2005. Subject to the receipt of institutional financing, which is also a condition to the completion of the Merger, the Registrant will initiate a self tender offer to repurchase up to 2,864,584 shares of its then issued and outstanding common stock having an aggregate purchase price of up to $5.50 million at a price of $1.92 per share. The current stockholders of Darr will not participate in this tender offer. Certain of the existing directors and officers of the Registrant intend to participate in this tender offer.

     THE REGISTRANT URGES YOU TO READ ITS OFFER TO PURCHASE AND OTHER DOCUMENTS RELATING TO ITS SELF-TENDER OFFER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN SUCH DOCUMENTS FREE OF CHARGE AT THE SEC'S WEBSITE OR BY WRITING TO THE REGISTRANT AT 572 WHITEHEAD ROAD, BLDG. #1, TRENTON, NEW JERSEY 08619, ATTN: SAM BHATT.

EMPLOYMENT AGREEMENTS

     Pursuant to the terms of the Merger Agreement, John Howlett will resign his position as Chief Executive Officer and Ronald Seitz will resign his position as President and Chief Operating Officer effective upon consummation of the Merger. Messrs. Howlett and Seitz will remain with the Registrant as President, Northeast Operations, and President, Southeast Operations, respectively, pursuant to the employment agreements that are discussed below.

   JOHN HOWLETT

     The Registrant entered an employment agreement, dated as of July 14, 2005, with Mr. Howlett, pursuant to which Mr. Howlett is to serve as the Registrant's President of Northeast Operations for a period commencing on the effective date of the Merger (the "Effective Date") and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr.
Howlett is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Howlett is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 50% of his base salary based upon the achievement by the Registrant of performance criteria set forth in the employment agreement.

     Mr. Howlett's employment is subject to early termination in the event of his death or disability or in the event that either he or the Registrant elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Howlett will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Registrant in which he was a participant during his employment with the Registrant in accordance with the terms of the employment agreement. In the case that Mr. Howlett's employment is terminated by the Registrant without cause or his employment terminates in the event of death or disability, he will be entitled to his base salary for the entire initial term of employment and to a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

     The employment agreement is effective only upon the consummation of the Merger. The obligations of Mr. Howlett and the Registrant under the employment agreement will automatically terminate in the event the Merger is terminated or not consummated for any reason.

   RONALD SEITZ

     The Registrant entered an employment agreement, dated as of July 14, 2005, with Mr. Seitz, pursuant to which Mr. Seitz is to serve as the Registrant's President of Southeast Operations for a period commencing on the Effective Date and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr. Seitz is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Seitz is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 50% of his base salary based upon the achievement by the Registrant of performance criteria set forth in the employment agreement.

     Mr. Seitz's employment is subject to early termination in the event of his death or disability or in the event that either he or the Registrant elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Seitz will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Registrant in which he was a participant during his employment with the

Registrant in accordance with the terms of the employment agreement. In the case that Mr. Seitz's employment is terminated by the Registrant without cause or his employment terminates in the event of his death or disability, he will be entitled to his base salary for the entire initial term of employment and a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

     The employment agreement is effective only upon the consummation of the Merger. The obligations of Mr. Seitz and the Registrant under the employment agreement will automatically terminate in the event the Merger is terminated or not consummated for any reason.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

     The disclosure contained in Item 1.01 above is incorporated herein by reference.

     The Merger will result in a change-of-control of the Registrant. Upon consummation of the Merger, the stockholders of Darr will collectively acquire 55.7% of the Registrant's then issued and outstanding shares of common stock of the Registrant, while the remaining shareholders of the Registrant will own approximately 44.3% of such issued and outstanding shares, based on 17,094,998 shares outstanding after the Merger. The remaining shareholders of the Registrant would own approximately 39.8% of the issued and outstanding shares of the Registrant's common stock if the warrant to purchase an additional 10% of the shares of the Registrant's common stock is exercised, which, if exercised immediately after the closing of the Merger, would result in 18,994,442 shares of common stock outstanding. The share numbers referred to herein do not take into account the capital structure of the Registrant following the tender offer.

     The Merger Agreement provides that upon completion of the Merger, the Registrant's board of directors will appoint Gregory Chandler, Dinesh Desai, Keith Grabel, and Brian McAdams as directors of the Registrant. Frank Jerd, George Raymond, Ronald Seitz, and John Howlett, the Registrant's current board of directors, will resign immediately after such appointment, although Messrs. Seitz and Howlett will remain with the Registrant in executive capacities pursuant to respective 3-year employment agreements. Accordingly, following the Merger, Gregory Chandler, Dinesh Desai, Keith Grabel, and Brian McAdams will constitute the entire board of directors of the Registrant.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     The disclosure contained in Items 1.01 and 5.02 above is incorporated herein by reference.

     Upon completion of the Merger, it is anticipated that Frank Jerd, George Raymond, Ronald Seitz, and John Howlett will resign from our board of directors and Gregory Chandler, Dinesh Desai, Keith Grabel, and Brian McAdams will be appointed directors of the Registrant.

     Upon the consummation of the Merger, the positions of the following principal officers will change as indicated in the following table.


      NAME                       CURRENT POSITION                      POSITION UPON CONSUMMATION OF MERGER

John Howlett            Chief Executive Officer                        President, Northeast Operations
Ronald Seitz            President, Chief Operating Officer             President, Southeast Operations
Sam Bhatt               Vice President-Finance, Treasurer              Vice President-Finance, Secretary
                        (Principal Financial and Accounting
                        Officer)


     Effective upon the consummation of the Merger, Dinesh Desai will be appointed Chief Executive Officer, Keith Grabel will be appointed President, Westwood Operations, and Stephen Donnelly will be appointed Chief Financial Officer.

     DINESH DESAI (AGE 55) -- From 1986 to the present, Mr. Desai has been the Chairman and CEO of DARR Global Holdings, Inc., a management consulting firm. Since 2004, he has served as Chairman on the Board of Directors of two private corporations, Westwood Computer Corporation and DARR Westwood Technology Corporation. Mr. Desai has also served as a member of the Board of Directors of the Enterprise Center, a Nonprofit Organization. Mr. Desai holds a Bachelor of Science Degree in chemical engineering from the Indian Institute of Technology in Bombay, India, and a Masters of Science Degree in both chemical and industrial engineering from Montana State University. He earned an Masters in Business Administration from Temple University in 1978.

     KEITH GRABEL (AGE 53) -- Since 2000, Mr. Grabel has held the positions of president and director of Westwood Computer Corporation. For the past year, he has also served as president and director of DARR Westwood Technology Corp. Mr. Grabel graduated from the University of Miami School of Business in 1974.

     STEPHEN DONNELLY (AGE 47) -- Since 2002, Mr. Donnelly has been the Chief Financial Officer of DARR Global Holdings, Inc. a management consulting firm. Since 2004, he has served as an officer for Westwood Computer Corporation. Between 1993 and 2002, Mr. Donnelly worked as a Manager and Managing Director for Acquisition Management Services, Inc., a merger and acquisition advisory firm. Prior to that, he has worked as a Director of Operations for a privately-held human resource and employee benefits software developer and as a Financial Manager for a healthcare organization. Mr. Donnelly began his career with the accounting firm of PriceWaterhouse. He is a Certified Public Accountant with a Bachelor's degree in Accounting from Villanova University (in 1980).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Exhibits:

    EXHIBIT NO.     DESCRIPTION

        2.1 Agreement and Plan of Merger dated as of July 14, 2005, by and among the Registrant, MergerCo and Darr

        10.1 Employment Agreement, dated as of July 14, 2005, between the Registrant and John Howlett

        10.2 Employment Agreement, dated as of July 14, 2005, between the Registrant and Ronald Seitz

        10.3              Form of Warrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2005


                                   EMTEC, INC.



                                   By: /s/ Sam Bhatt
                                      -----------------------------------
                                        Name: Sam Bhatt
                                        Title: Vice President-Finance, Treasurer